As filed with the Securities and Exchange Commission on January 9, 2017

Registration No. 333-165495

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AIXTRON SE

(Exact name of registrant as specified in its charter)

Federal Republic of Germany	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Dornkaulstr. 2 Herzogenrath Federal Republic of Germany	52134
(Address of Principal Executive Office)	(Zip Code)

AIXTRON AG 2007 Stock Option Plan

(Full title of the plan)

Randy Singh

Chief Compliance Officer

AIXTRON, Inc.

1139 Karlstad Drive

Sunnyvale, California 94089

(Name and address of agent for service)

(408) 747-7120

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐
(Do not check if smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed by AIXTRON SE (the “Registrant”) to deregister all securities remaining unsold under that certain Registration Statement on Form S-8 (File No. 333-165495), filed on March 16, 2010 with the Securities and Exchange Commission (the “Registration Statement”) registering 3,919,374 ordinary shares, no par value (the “Ordinary Shares”) of the Registrant, issuable under the AIXTRON AG 2007 Stock Option Plan.

The Registrant intends to file a Form 15F to terminate the registration of its Ordinary Shares under the Securities Exchange Act of 1934, as amended. The offering pursuant to the Registration Statement has been terminated. In accordance with the undertaking by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all Ordinary Shares that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereonto duly authorized, in the Herzogenrath, Germany, on the 9th day of January 2017.

AIXTRON SE

By:	/s/Martin Goetzeler
Name: Martin Goetzeler Title: Chairman, President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of AIXTRON SE, has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on January 9, 2017.

AIXTRON, INC. its duly authorized representative in the United States

By:	/s/Randy Singh
Name: Randy Singh
Title: Vice President, Chief Compliance Officer